Exhibit 1.1

EXECUTION VERSION

KANSAS CITY SOUTHERN

$250,000,000

3.125% Senior Notes due 2026

UNDERWRITING AGREEMENT

May 11, 2016

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

Underwriting Agreement

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, NY 10179

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

One Bryant Park

New York, NY 10036

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, NY 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

Introductory. Kansas City Southern, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $250,000,000 aggregate principal amount of the Company’s 3.125% Senior Notes due 2026 (the “Notes”). J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities (as defined below).

The Securities will be issued pursuant to an indenture, dated December 9, 2015 (the “Base Indenture”), among the Company, as issuer, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The Securities will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”). Pursuant to the Indenture, the Notes will be guaranteed (the “Guarantees” and, together with the Notes, the “Securities”), jointly and severally, on a senior unsecured, unconditional basis by the entities listed on Schedule B hereto (the “Guarantors”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-200411), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

(collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 1:20 p.m. on the date hereof (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include any document that is filed with the Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company and the Guarantors.

Each of the Company and the Guarantors hereby, jointly and severally, represents and warrants to each Underwriter as of the date hereof and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a) Compliance with Registration Requirements. The Company and the Guarantors meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s knowledge, are contemplated or threatened by the Commission. In addition, on or before the Closing Date, the Base Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 11, 2016, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the applicable requirements of the Exchange Act.

(d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company, the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Company nor the Guarantors have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form and neither the Company nor the Guarantors have otherwise ceased to be eligible to use the automatic shelf registration form.

(e) Neither the Company nor any of the Guarantors is an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor any of the Guarantors was, and neither the Company nor any of the Guarantors is, an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company or any of the Guarantors be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

(g) Distribution of Offering Material By the Company and the Guarantors. Each of the Company and the Guarantors has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the

Representatives and listed on Annex II hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not as of the Initial Sale Time, and will not at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from each such Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(j) Authorization of the Indenture. The Base Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantors. The Supplemental Indenture has been duly authorized by each of the Company and the Guarantors and, when executed and delivered by each of the Company and the Guarantors, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors or by general equitable principles (whether applied by a court of law or equity), including the principle that equitable remedies may be granted only at the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”).

(k) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company will be, at the Closing Date, in the form contemplated by the Indenture, have been duly authorized by each of the Company and the Guarantors for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Company and the Guarantors, as applicable, and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(m) Accuracy of Statements. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of the Debt Securities and Guarantees” and “United States Federal Income Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of any of the Company, the Guarantors or their respective subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(o) Independent Accountants. KPMG LLP (“KPMG”), who have audited the consolidated financial statements of the Company and its subsidiaries and delivered an auditor’s report with respect to the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2015, 2014 and 2013 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company within the meaning and as required by the Securities Act, the Exchange Act and the applicable rules and regulations published thereunder and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(p) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) Incorporation and Good Standing of the Company, the Guarantors and their Significant Subsidiaries. Each of the Company, the Guarantors and their respective significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X, each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or sociedad anónima de capital variable, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate or limited liability company power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company and the

Guarantors, to enter into and perform its obligations under this Agreement. Each of the Company, the Guarantors and each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company or sociedad anónima de capital variable, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect (i) on the condition, financial or otherwise, or on the earnings, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Guarantors and their respective subsidiaries, considered as one entity or (ii) on the ability of the Company or the Guarantors to perform their obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture and the Securities (each, a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not have any subsidiary not listed on Exhibit 21.1 to the Annual Report on Form 10-K which is required to be so listed.

(r) No Conflicts. The Company’s and the Guarantors’ execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees, as applicable (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby, by the Disclosure Package and by the Prospectus, including, without limitation, the application of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the charter documents of the Company, the Guarantors or any of their Significant Subsidiaries, (ii) will not conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their Significant Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement or instrument to which the Company, the Guarantors or any of their Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantors or any of their Significant Subsidiaries is subject (each, an “Existing Instrument”), and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Guarantors or any of their Significant Subsidiaries, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, the Guarantors or any of their Significant Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or the Guarantors, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantors or any of their Significant Subsidiaries.

(s) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Guarantors’ execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, except (i) such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act or applicable state securities or blue sky laws and (ii) such as may be required by the securities laws of the several states of the United States.

(t) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened (i) against or affecting the Company, the Guarantors or any of their respective subsidiaries or (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company, the Guarantors or any of their respective subsidiaries where any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(u) Company and the Guarantors Not an Investment Company. Neither the Company nor any of the Guarantors is, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) No Price Stabilization or Manipulation. Neither the Company nor any Guarantor has taken nor will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or a Guarantor to facilitate the sale or resale of the Securities.

(w) No Unlawful Contributions or Other Payments. None of the Company, the Guarantors or any of their respective subsidiaries or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, a Guarantor or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, the Guarantors, their respective subsidiaries and, to the best of the Company’s knowledge, their respective affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) No Conflict with Anti-Money Laundering Laws. The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(y) No Conflict with OFAC Laws. None of the Company, the Guarantors, any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company, the Guarantors or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or a Guarantor located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(z) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aa) Internal Controls and Procedures. The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated).

(bb) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company, the Guarantors and their respective subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(e) under the Exchange Act.

(cc) No Immunity from Jurisdiction. The Company, the Guarantors and each of their respective subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, or (ii) the United States or the State of New York or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets or this Agreement or the Indenture, or actions to enforce judgments in respect thereof.

(dd) Submission to Jurisdiction. Each of the Company and the Guarantors has validly, legally, effectively and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, and has validly, legally, effectively and irrevocably waived any objection to the venue of a proceeding in any such court.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. The Company and the Guarantors agree to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A hereto at a purchase price of 98.837% of the principal amount of the Securities, payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on May 16, 2016, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Securities on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds to the order of the Company at such bank account or accounts as the Company shall designate to the Representatives for the amount of the purchase price therefor. The certificates for the Securities shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate.

SECTION 3. Covenants of the Company and the Guarantors.

Each of the Company and the Guarantors, jointly and severally, covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which (i) the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, (ii) the Disclosure Package or the Prospectus, as applicable, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) if it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus in order to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Underwriters, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, as applicable, so that the statements in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, as so amended or supplemented will not, in the case of the Disclosure Package and the Prospectus, in the light of the circumstances under which they were made, be misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as applicable, as amended or supplemented, will comply with all applicable law.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from qualification or registration under) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company and the Guarantors shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(h) Depositary. The Company and the Guarantors will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

(j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company and the Guarantors will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company and the Guarantors similar to the Securities or securities exchangeable for or convertible into debt securities similar to the Securities (other than as contemplated by this Agreement with respect to the Securities).

(k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l) Permitted Free Writing Prospectuses. Each of the Company and the Guarantors represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the

Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantors agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Company and the Guarantors consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k) hereof.

(m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company and the Guarantors will prior to the Renewal Deadline file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives. If the Company and the Guarantors are no longer eligible to file an automatic shelf registration statement, the Company and the Guarantors will prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, and will use their best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company or any Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and the Guarantors will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or a Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

(p) No Manipulation of Price. The Company and the Guarantors will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Guarantors to facilitate the sale or resale of the Securities.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company and the Guarantors, jointly and severally, agree to pay the following costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby: (i) all expenses incident to the issuance and delivery of the Securities (including all printing costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors to the Company and the Guarantors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer and (x) all other fees, costs and expenses incurred in connection with the performance of their obligations hereunder for which provision is not otherwise made in this Section 4. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the

Company and the Guarantors set forth in Section 1 hereof as of each Representation Date and to the timely performance by each of the Company and the Guarantors of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or, to the best knowledge of the Company, threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from KPMG, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from KPMG, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change that makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus; and

(iii) there shall not have occurred any downgrading in or withdrawal of, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, the rating accorded any securities of the Company, the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(e) Authorizations and Approvals. The Company and the Guarantors shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the issuance and sale of the Securities and the execution, delivery and performance of this Agreement.

(f) Opinion of Counsel for the Company and the Guarantors. On the Closing Date, the Representatives shall have received (i) an opinion of White & Case LLP, outside counsel for the Company and certain Guarantors, dated as of such Closing Date, in a form reasonably acceptable to the Representatives; (ii) an opinion of Husch Blackwell LLP, Missouri and Illinois counsel for certain Guarantors, dated as of such Closing Date, in a form reasonably acceptable to the Representatives; and (iii) an in-house legal opinion from William J. Wochner, Senior Vice President and Chief Legal Officer of the Company, dated as of such Closing Date, in a form reasonably acceptable to the Representatives.

(g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(h) Officer’s Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by an executive officer of the Company, dated as of such Closing Date, to the effect that:

(i) the Company and the Guarantors have received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to the best of the Company’s knowledge, threatened by the Commission;

(ii) the Company and the Guarantors have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) each of the Company and the Guarantors has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i) The Indenture, the Notes and the Guarantees. As of the Closing Date, the Company, the Guarantors and the Trustee shall have entered into the Indenture, the Notes and the Guarantees (as applicable) and the Underwriters shall have received executed copies thereof.

(j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 17 and 18 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10 or 11 hereof, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act (collectively, the “Underwriter Indemnified Parties” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, liability or expense, as incurred (collectively, “Losses” and each, a “Loss”), to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter Indemnified Party for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter Indemnified Party in connection with investigating, defending, settling, compromising or paying any such Loss or action; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.

(b) Indemnification of the Company, the Guarantors and their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act or the Exchange Act (collectively, the “Company and Guarantors Indemnified Parties” and each, a “Company and Guarantor Indemnified Party”), against any Loss to which any Company and Guarantor Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading, or (ii) any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse any Company and Guarantor Indemnified Party for any and all expense (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by such Company and Guarantor Indemnified Party, in connection with investigating, defending, settling, compromising or paying any such Losses or action. The Company and the Guarantors hereby acknowledge that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or

any amendment or supplement thereto) are the statements set forth in the first sentence of the third paragraph, the third sentence of the fifth paragraph and the sixth and seventh paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have to the Company and Guarantors Indemnified Parties.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives (in the case of counsel representing any Underwriter Indemnified Party) and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Losses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover page. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or a Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Securities purchased by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective purchase commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each Underwriter Indemnified Party (other than such Underwriter) shall have the same rights to contribution as such Underwriter, and each Company and Guarantor Indemnified Party (other than the Company and the Guarantors, as applicable) shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9, 17 and 18 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by any exchange or in any over-the-counter market, or trading in securities generally on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9, 17 and 18 hereof shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the several Underwriters with respect to the subject matter hereof. Each of the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Guarantors, of the Company’s officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriters, the Company, the Guarantors, the respective officers or employees of the Company and the Guarantors, or any person controlling the Company and the Guarantors, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk – 3rd floor

and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Phone: (212) 761-6691

Facsimile: (212) 507-8999

Attention: Investment Banking Division

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (646) 848-7522

Attention: Merritt S. Johnson, Esq.

If to the Company:

Kansas City Southern

427 West 12th Street

Kansas City, MO 64105

Facsimile: (816) 983-1198

Attention: Michael W. Cline, Treasurer

with a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, NY 10036

Facsimile: (212) 354-8113

Attention: Gary Kashar, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Related Proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. Trial by Jury. THE COMPANY AND THE GUARANTORS (ON THEIR BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON

BEHALF OF THEIR STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

KANSAS CITY SOUTHERN, as the Company

By:	/s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Executive Vice President and Chief
Financial Officer

THE KANSAS CITY SOUTHERN RAILWAY COMPANY, as Guarantor

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer

GATEWAY EASTERN RAILWAY COMPANY, as Guarantor

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer

SOUTHERN DEVELOPMENT COMPANY, as Guarantor

By:	/s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Underwriting Agreement]

THE KANSAS CITY NORTHERN RAILWAY COMPANY, as Guarantor

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer

TRANS-SERVE, INC., as Guarantor

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer

KCS HOLDINGS I, INC., as Guarantor

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer

KCS VENTURES I, INC., as Guarantor

By:	/s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC., as Guarantor

By:	/s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Underwriting Agreement]

VEALS, INC., as Guarantor

By:	/s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial
Officer and Treasurer

PABTEX, INC., as Guarantor

By:	/s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

J.P. MORGAN SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. LLC
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Vice President

[Signature Page to Underwriting Agreement]

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Jay Johnston
Name: Jay Johnston
Title: Managing Director

[Signature Page to Underwriting Agreement]

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$52,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$52,500,000
Morgan Stanley & Co. LLC	$52,500,000
Citigroup Global Markets Inc.	$52,500,000
Wells Fargo Securities, LLC	$20,000,000
SunTrust Robinson Humphrey, Inc.	$10,000,000
U.S. Bancorp Investments, Inc.	$10,000,000
Total	$250,000,000

Schedule A-1

SCHEDULE B

Guarantors

The Kansas City Southern Railway Company

Gateway Eastern Railway Company

Southern Development Company

The Kansas City Northern Railway Company

Trans-Serve, Inc.

KCS Holdings I, Inc.

KCS Ventures I, Inc.

Southern Industrial Services, Inc.

Veals, Inc.

Pabtex, Inc.

Schedule B-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated May 11, 2016

Annex I-1

ANNEX II

Company Additional Written Communication

Electronic (Netroadshow) road show of the Company relating to the offering of the Securities dated May 11, 2016 entitled “Fixed Income Investor Presentation, May 2016.”

Annex II-2

EXHIBIT A

[FINAL TERM SHEET]

Exhibit A-1